Zumiez Inc. Announces Fiscal 2014 First Quarter Results

Company Reports First Quarter Diluted Earnings per Share of $0.09

LYNNWOOD, WA -- (Marketwired - May 22, 2014) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the first quarter ended May 3, 2014.

Total net sales for the first quarter ended May 3, 2014 (13 weeks) increased 9.7% to $162.9 million from $148.5 million in the first quarter ended May 4, 2013 (13 weeks). Comparable sales for the thirteen weeks ended May 3, 2014 increased 1.8% compared to a comparable store sales decrease of (0.7%) in the first quarter of 2013. Net income in the first quarter of fiscal 2014 was $2.5 million, or $0.09 per diluted share, compared to net income of $2.5 million, or $0.08 per diluted share, in the first quarter of the prior fiscal year. The results for fiscal 2014 include costs of approximately $0.6 million, or $0.01 per diluted share, for charges associated with the acquisition of Blue Tomato, and the results for fiscal 2013 include approximately $1.7 million, or $0.05 per diluted share, for charges associated with the acquisition of Blue Tomato.

At May 3, 2014, the Company had cash and current marketable securities of $107.8 million compared to cash and current marketable securities of $97.6 million at May 4, 2013. The increase in cash and current marketable securities is a result of cash generated through operations, partially offset by capital expenditures and stock repurchases.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "Our merchandise and selling strategies helped deliver better than expected first quarter results, including positive comps, and continue to distinguish Zumiez as the leading global action sports lifestyle retailer. The investments we've made in our people and systems including expanding our digital capabilities are allowing us to better meet the needs of our North American and European customers and supporting full price selling in a challenging retail environment. We remain confident that our strategic course will continue to yield market share gains and improved profitability over the long-term."

Fiscal 2014 Second Quarter Outlook
The Company is introducing guidance for the three months ending August 2, 2014. Net sales are projected to be in the range of $167 to $171 million resulting in net income per diluted share of approximately $0.12 to $0.16, which includes an estimated $0.6 million, or approximately $0.02 per diluted share, for charges associated with the acquisition of Blue Tomato. This guidance is based on an anticipated comparable store sales result in the range of a low single digit decrease to flat for the second quarter of fiscal 2014.

The Company currently intends to open approximately 55 new stores in fiscal 2014, including up to 7 stores in Canada and 5 stores in Europe.

A conference call will be held today to discuss first quarter fiscal 2014 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617) 614-4072 followed by the conference identification code of 17152136.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of May 3, 2014 we operated 558 stores including 515 in the United States, 29 in Canada, and 14 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-K for the year ended February 1, 2014 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                (Unaudited)

                                                 Three Months Ended
                                        -----------------------------------
                                          May 3,   % of     May 4,    % of
                                           2014    Sales     2013     Sales
                                        --------- ------  ---------  ------
Net sales                               $ 162,932  100.0% $ 148,496   100.0%
Cost of goods sold                        112,399   69.0%   100,524    67.7%
                                        --------- ------  ---------  ------
Gross profit                               50,533   31.0%    47,972    32.3%

Selling, general and administrative
 expenses                                  46,820   28.7%    43,943    29.6%
                                        --------- ------  ---------  ------
Operating profit                            3,713    2.3%     4,029     2.7%

Interest income, net                          182    0.1%       215     0.1%
Other income (expense), net                    86    0.0%      (146)    0.0%
                                        --------- ------  ---------  ------
Earnings before income taxes                3,981    2.4%     4,098     2.8%

Provision for income taxes                  1,485    0.9%     1,600     1.1%
                                        --------- ------  ---------  ------

Net income                              $   2,496    1.5% $   2,498     1.7%
                                        ========= ======  =========  ======

Basic earnings per share                $    0.09         $    0.08
                                        =========         =========

Diluted earnings per share              $    0.09         $    0.08
                                        =========         =========

Weighted average shares used in
 computation of earnings per share:
  Basic                                    28,861            29,714

  Diluted                                  29,213            30,183

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                       May 3,     November 1,      May 4,
                                        2014          2014          2013
                                   ------------- ------------- -------------
              Assets                (Unaudited)                 (Unaudited)
Current assets
Cash and cash equivalents          $      21,079 $      19,634 $      14,661
Marketable securities                     86,682        97,521        82,986
Receivables                               11,478        10,294        10,466
Inventories                               97,608        87,182        90,870
Prepaid expenses and other                 9,874        10,021         9,456
Deferred tax assets                        6,163         5,194         4,104
                                   ------------- ------------- -------------
  Total current assets                   232,884       229,846       212,543

Fixed assets, net                        131,577       127,343       117,826
Goodwill                                  65,432        64,195        62,539
Intangible assets, net                    17,803        17,970        19,097
Long-term other assets                     6,759         4,049         4,979
                                   ------------- ------------- -------------
  Total long-term assets                 221,571       213,557       204,441

  Total assets                     $     454,455 $     443,403 $     416,984
                                   ============= ============= =============

   Liabilities and Shareholders'
               Equity
Current liabilities
Trade accounts payable             $      42,989 $      18,343 $      36,210
Accrued payroll and payroll taxes          8,070        10,581         6,745
Income taxes payable                       2,324         4,696           971
Deferred rent and tenant
 allowances                                6,574         6,478         5,252
Other liabilities                         20,471        21,276        16,307
                                   ------------- ------------- -------------
  Total current liabilities               80,428        61,374        65,485

Long-term deferred rent and tenant
 allowances                               41,995        37,658        38,863
Long-term deferred tax liabilities         3,871         4,649         5,074
Long-term debt and other
 liabilities                               4,022         4,068         6,321
                                   ------------- ------------- -------------
  Total long-term liabilities             49,888        46,375        50,258

                                   ------------- ------------- -------------
  Total liabilities                      130,316       107,749       115,743
                                   ------------- ------------- -------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value,
 20,000 shares authorized; none
 issued and outstanding                       --            --            --
Common stock, no par value, 50,000
 shares authorized; 29,030 shares
 issued and outstanding at May 3,
 2014, 29,619 shares issued and
 outstanding at February 1, 2014,
 30,163 shares issued and
 outstanding at May 4, 2013              116,111       114,983       110,784
Accumulated other comprehensive
 income                                    7,011         4,710         2,588
Retained earnings                        201,017       215,961       187,869
                                   ------------- ------------- -------------
  Total shareholders' equity             324,139       335,654       301,241
                                   ------------- ------------- -------------

  Total liabilities and
   shareholders' equity            $     454,455 $     443,403 $     416,984
                                   ============= ============= =============

                                ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                (Unaudited)

                                                      Three Months Ended
                                                   ------------------------
                                                   May 3, 2014  May 4, 2013
                                                   -----------  -----------
Cash flows from operating activities:
Net income                                         $     2,496  $     2,498
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion                 7,009        6,331
Deferred taxes                                          (1,869)        (260)
Stock-based compensation expense                           948        1,513
Excess tax loss (benefit) from stock-based
 compensation                                               62         (529)
Other                                                      (26)         114
  Changes in operating assets and liabilities:
    Receivables                                         (1,115)      (1,068)
    Inventories                                        (10,011)     (13,685)
    Prepaid expenses and other                          (2,480)        (440)
    Trade accounts payable                              24,635       19,848
    Accrued payroll and payroll taxes                   (2,543)      (4,272)
    Income taxes payable                                (2,448)      (5,415)
    Deferred rent and tenant allowances                  4,374        2,324
    Other liabilities                                   (2,462)      (2,557)
                                                   -----------  -----------
Net cash provided by operating activities               16,570        4,402
                                                   -----------  -----------

Cash flows from investing activities:
Additions to fixed assets                               (6,781)      (6,374)
Purchases of marketable securities and other
 investments                                           (11,714)     (15,137)
Sales and maturities of marketable securities and
 other investments                                      22,100       17,315
                                                   -----------  -----------
Net cash provided by (used in) investing
 activities                                              3,605       (4,196)
                                                   -----------  -----------

Cash flows from financing activities:
Proceeds from revolving credit facilities                  634            -
Payments on long-term debt and revolving credit
 facilities                                                (81)         (77)
Repurchase of common stock                             (19,553)      (3,680)
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments             242          382
Excess tax (loss) benefit from stock-based
 compensation                                              (62)         529
                                                   -----------  -----------
Net cash used in financing activities                  (18,820)      (2,846)
                                                   -----------  -----------

Effect of exchange rate changes on cash and cash
 equivalents                                                90         (278)

Net increase (decrease) in cash and cash
 equivalents                                             1,445       (2,918)
  Cash and cash equivalents, beginning of period        19,634       17,579
                                                   -----------  -----------
  Cash and cash equivalents, end of period         $    21,079  $    14,661
                                                   ===========  ===========

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes     $     5,783  $     7,266
  Accrual for purchases of fixed assets                  4,480        3,534

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200